Exhibit 99.1

Workday Appoints Rhonda J. Morris, Vice President and Chief Human Resources Officer of Chevron Corporation, to its Board of Directors

PLEASANTON, Calif., September. 10, 2024 -- Workday, Inc. (NASDAQ:WDAY), a leading provider of solutions to help organizations manage their people and money, today announced the election of Rhonda J. Morris, vice president and chief human resources officer (CHRO) for Chevron Corporation, to its Board of Directors.

Morris’ appointment to the Workday Board underscores Workday’s commitment of delivering meaningful value to its customers, as she brings a unique, user-oriented perspective alongside a deep understanding of Workday’s products.

“Rhonda’s extensive experience leading HR transformation and her deep understanding of the needs of global enterprises make her an invaluable addition to our Board,” said Carl Eschenbach, CEO, Workday. “Her appointment reinforces Workday’s commitment to delivering transformative solutions to our customers that continue to propel the industry forward.”

Since 2016, Morris has shaped and driven Chevron’s people and culture strategy, including leadership succession, learning and talent, diversity and inclusion, workforce planning, and total rewards. In her role as CHRO, Morris has tirelessly advocated for Chevron’s people, spearheading a complex HR digital transformation to unify multiple ERP systems with Workday, delivering increased value and improved user experience on a global scale.

With more than 31 years of global business acumen, HR functional expertise and c-suite leadership, Morris has held roles in human resources, global marketing, and international products. She serves on several non-profit boards and is a fellow in the National Academy of Human Resources.

“I am deeply committed to empowering HR teams with innovative tools that not only enhance workforce experiences, but drive meaningful business value at the same time,” said Morris. “Having witnessed firsthand the transformative impact of Workday's products, I am honored to represent the voice of the customer and look forward to contributing to the company's continued innovation and growth.”

Morris will officially join the board in early 2025, following her retirement as Chevron’s CHRO.

About Workday
Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

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Forward-Looking Statements
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For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Allison Kubota, media@workday.com